EXHIBIT INDEX

(a)(3)   Articles of Amendment dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant on behalf of AXP Utilities Fund and American Express Financial Corporation, dated Dec. 1, 2002.

(h)(6)   Transfer  Agency  Agreement  between  Registrant  and American
         Express Client Service Corporation, dated May 1, 2003, on behalf of AXP Utilities Fund.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.